Mike:

Thank you, ___________, and welcome everyone to National Research Corporation’s second quarter 2009 conference call. My name is Mike Hays, the Company’s CEO, and joining me on the call today is Pat Beans our CFO.

Before we commence our remarks, I would ask Pat to review conditions related to any forward-looking statements that may be made as part of today’s call. Pat.

Pat:

Thank you, Mike.

This conference call includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the facts that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission. With that, I’ll turn it back to you, Mike.

Mike:

Thank you, Pat.

As mentioned in the earnings release, second quarter financial performance was mixed. Revenue growth in the 14% range, while below our aspirations, is better than many firms. On the other hand, producing incremental revenue with no added contribution to the bottom line is extremely poor performance. Year-to-date 2009 growth rates in the 20% range for both top and bottom line is positive, yet should provide us no place to hide regarding the need to consistently achieve our stated net income goal of 15%

Before I review plans now in place to achieve our net income goals, let me first turn the call back to Pat for his review of our second quarter and year-to-date financials. Pat.

Pat:

Thanks, Mike.

For the three-months ended June 30, 2009, the Company’s revenue was $13.6 million, up 14.2%, compared to $11.9 million during the same period in 2008. For the six-months ended June 30, 2009, the Company achieved revenue of $30.3 million, compared to $25.4 million during the same period in 2008, a 19.6% increase.

For the three-months ended June 30, 2009, net income for the Company was $1.6 million or $0.24 per dilutive share, compared to $0.23 per dilutive share in the same quarter last year. As Mike suggested, our net income was far below our targets. Several changes have already been made which will move net income back to 15% of revenue. Mike will review those plans with you during this call.

For the six-months ended June 30, 2009, net income for the Company was $4.3 million, or $0.63 per share, compared to $3.6 million, or $0.52 per share, for the same period in 2008, a 19% increase in net income and a 21% increase in earnings per share.

During the second quarter 2009, direct expenses as a percentage of revenue were 46%, compared to 45% in 2008. Forty-six percent is higher than our model for the quarter, but within the range at 45% for the six months ended June 30, 2009.

During the second quarter 2009, the selling, general and administrative costs were $3.7 million, compared to $3.3 million during the second quarter 2008. SG&A expenses for this quarter were 27% of revenue, compared to 28% in the same quarter 2008. For the six-month period ended June 30, 2009, the SG&A was 25% of revenue, again down when compared to 27% in the same period in 2008.

Depreciation and amortization were 7% of revenue during the second quarter in 2009, compared to 6% in the same quarter 2008. We expect this expense to be in this range or lower for the balance of 2009 due, in part, to the acquisition of My InnerView at the end of 2008.

Cash flow from operations for the six months ending June 30, 2009, was $7.6 million, compared to $7.1 million for the same period in 2008. During the first six months of 2009, the Company paid down notes payable by $4.1 million. Cash and short-term investments as of June 30, 2009, were $404,000.

I will now turn the call back over to Mike for additional discussion.

Mike:

Thank you, Pat.

Focusing first on the expense side of our second quarter performance, two issues account for our poor performance. One, we did not watch expenses as well as we’ve always done. With each business unit showing various growth patterns, we did not always allocate resources correctly. We have now doubled up our attention and are now pouring gasoline where we are making the greatest returns, adjusting the cost structures of business units that should be producing more leverage, and holding back where today is not the right day.

The second and primary driver of low margins is our newly acquired business unit, My InnerView, whose cost structure is too great in general and became magnified in the second quarter during which revenue is seasonally lower than other quarters. I have assigned Joe Carmichael the task of working with My InnerView management to right size the cost structure with the appropriate degree of flexibility to achieve superior profitability every quarter. In July, $600,000 of costs were extracted with additional changes yet to take place.

In summary, between the right cost structure in place at My InnerView and with mindful allocations of monetary resources, I’m comfortable we can more consistently achieve our profit margins. And, of equal importance, optimize our top line growth.

Focusing on top-line performance for the second quarter, NRC Picker showed the same trends for the second quarter as were registered in the first quarter, that being flat to down. Payer Solutions, which showed a massive jump in revenue in the first quarter, ended the second quarter down slightly year-over-year. The Governance Institute, however, reversed its negative first-quarter performance to positive top-line growth in the second quarter. TGI, which serves 600 CEOs and 11,000 trustees of the nation’s hospitals, seems to be a good gauge of how the economy must be playing out for hospitals. The CEOs and board’s are the first to pull back, as they did in the second half of 2008, and may be the first to loosen up as we have seen the last month or so of the second quarter. If this is an accurate indicator, the industry is beginning to behave in a more optimistic manner. Despite the headwind circling within the healthcare sector, My InnerView showed revenue growth again in second quarter as did our Healthcare Market Guide business unit. HealthCare Market Guide’s success in upgrading its annual subscribers to the new monthly subscription product continues. Since product launch, HCMG has converted half or more of its members to Ticker, which provides monthly refreshes of “the voice of consumer” in 150 or so markets across the country. While Ticker upgrades are positive, and we continue to push for 100%, it does represent deferred revenue over the follow-on 12-month period; revenue that would otherwise have been recognized at point of purchase.

With Ticker as its platform, HealthCare Market Guide is in the process of testing additional add-on options which capitalize on Ticker being a system of on-going tracking of consumer behaviors.

Another trend showing improvement in the second quarter was net new sales up 15% over the first quarter 2009. The actual dollar amount, $1.8 million, is still only half our historical average of net new sales, yet trending in a positive direction. Total Contract Value at $59 plus million, has not changed much in the past 90 days.

On the new product front, TGI tested a board portal which failed its market test due to cutbacks in software expenditures. We will likely re-test that product idea at a later time. Several other products will move through market tests in August. In addition, we have brought on two additional associates to round out our product development team.

Before I open the call to questions, let me mention that on the sales front we added to the newly created My InnerView sales team, as well as additional sales associates to the NRC Picker outside sales group during the second quarter.

_____, I would now like to open the question and answer portion of the call.

Closing statement

First, let me thank you for your time today. As you can tell, we are moving forward on several fronts at an ever-increasing pace. As always, Pat and I look forward to keeping you abreast of our progress.

8